PROPHASE LABS, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Rights Agent

RIGHTS AGREEMENT

Dated as of June 18, 2014

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Table of Contents
(Continued)

		Page

Section 32.	Governing Law	37

Section 33.	Counterparts	37

Section 34.	Descriptive Headings	37

Section 35.	Force Majeure	37

Exhibit A -	Form of Right Certificate

- ii -

RIGHTS AGREEMENT

AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of June 18, 2014 (the "Rights Agreement"), by and between ProPhase Labs, Inc., a Nevada corporation (the "Company"), and American Stock Transfer & Trust Company, LLC, as rights agent (the "Rights Agent").

WHEREAS, on September 8, 1998, the Board of Directors of the Company (the “Board of Directors”) declared a dividend of one common share  purchase right (a "Right") for each outstanding  share of common stock, par value $.0005 per share the "Common Shares"), of the Company, which was payable on September  25, 1998 (the "Record Date") to the shareholders of record on that date, and the Company entered into the Rights Agreement dated as of September 15, 1998 between the Company and the Rights Agent, which was subsequently amended on May 20, 2008 and August 18, 2009 (as amended, the “Original Agreement”);

WHEREAS, each of the Common Shares which became outstanding after the Record Date but prior to the earliest of the Distribution Date, Redemption Date, or Final Expiration Date (as defined in Sections 3(a), 23, and 1(o), respectively), were issued with Rights and a legend acknowledging such;

WHEREAS, each Right initially represented the right to purchase one Common Share at a price of $45.00, subject to adjustment, and the Rights were not exercisable until the Distribution Date (as defined in Section 3(a));

WHEREAS, under the terms of the Original Agreement, the Rights will expire at the close of business on September 18, 2018, and under Section 27 of the Original Agreement, the Company and the Rights Agent may from time to time supplement or amend the Original Agreement, including an amendment to lower the trigger threshold to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%.

WHEREAS, on June 12, 2014 the Board authorized and approved amendments to the Original Agreement, which included, among other things, the extension of the expiration date from September 18, 2018 to June 18, 2024, and the Company and the Rights Agent desire to amend and restate the Original Agreement to give effect to such amendments;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.          Certain Definitions . For purposes of this Rights Agreement, the following terms have the meanings indicated:

(a)          “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan.

(i)	Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company Beneficially Owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than solely pursuant to a pro rata dividend or distribution by the Company to all holders of Common Shares), then such Person shall be deemed to be an “Acquiring Person.”

(ii)	Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” (A) has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), or (B) pursuant to a Qualified Offer, then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Rights Agreement.

(iii)	Notwithstanding the foregoing, Guy J. Quigley shall not be deemed an "Acquiring Person" for any purpose of this Agreement with respect to Beneficial Ownership of not more than [2,985,264] shares (together with such additional shares that may be obtained through the exercise of stock options granted to him prior to the date of the Original Agreement that are outstanding as of the date hereof) of the Company's Common Shares or such fewer number of shares as Guy J. Quigley shall subsequently hold (as the Board of Directors may determine in its reasonable discretion, based on the register of the Company and any filings with the SEC by Guy J. Quigley, including any Schedule 13D or Schedule 13G, or amendments thereto) (the “Reduced Position”); provided that this exception from the definition of Acquiring Person shall (A) not apply to any transferees who may acquire any securities from Mr. Quigley; and (B) not apply if Mr. Quigley together with his Affiliates and Associates is or becomes the Beneficial Owner of more than the lesser of (x) [2,985,264] Common Shares of the Company (together with such additional shares that may be obtained through the exercise of stock options granted to him prior to the date of this Agreement that are outstanding as of the date hereof) and (y) the Reduced Position.

(iv)	Notwithstanding the foregoing, Ted Karkus shall not be deemed an "Acquiring Person" for any purpose of this Agreement; provided that Ted Karkus, together with his Affiliates and Associates, is not the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding (together with such additional shares that may be obtained pursuant to a transaction authorized in writing in advance by the Board of Directors or any of its Committees, including shares received through the exercise of stock options grants, a dividend or distribution paid or made by the Company on the outstanding Common Shares, or pursuant to a split or subdivision of Common Shares).

(v)	Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board of Directors of the Company determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Rights Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Rights Agreement.

For the purpose of determining the percentage Beneficial Ownership of Common Shares of the Company then outstanding, (A) the Beneficial Ownership of a Person shall be calculated in accordance with Section 1(c) hereof and (B) the Common Shares “then outstanding,” shall mean the number of Common Shares then issued and outstanding and shall not include the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.

(b)          “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

(c)          A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” any securities:

(i)	which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof);

(ii)	which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise, pursuant to any agreement, arrangement, understanding or relationship, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that, for purposes of this clause (A) only, a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote or dispose of, or direct the voting or disposal of, pursuant to any agreement, arrangement, understanding or relationship, whether or not in writing; provided, however, that, for purposes of this clause (B) only, a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement, understanding or relationship to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii)	which are beneficially owned, directly or indirectly, by any other Person (or any of its Affiliates or Associates) with which such Person or any of such Person’s Affiliates or Associates has (A) any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B) hereof) or disposing of any securities of the Company or (B) any agreement, arrangement or understanding, whether or not in writing, to cooperate in obtaining, changing or influencing control of the Company (except to the extent contemplated by the proviso to Section 1(c)(ii)(B) hereof); provided, however, that for purposes of determining Beneficial Ownership of securities under this Rights Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) of the Exchange Act) and shall not be deemed to own shares of any security owned by another officer or director of the Company; or

(iv)	which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) to any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are defined in the immediately following paragraph); provided, however, that the number of Common Shares that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

A “Derivatives Contract” is a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of Common Shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

(d)           “Board of Directors” shall have the meaning set forth in the recitals hereof.

(e)          “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York or the city in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

(f)          “Close of Business” on any given date shall mean 5:00 p.m., Eastern time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 p.m., Eastern time, on the next succeeding Business Day.

(g)          “Company” shall have the meaning set forth in the preamble hereof.

(h)          “Common Shares” shall have the meaning set forth in the preamble hereof.

(i)          “Current per share market price” shall have the meaning set forth in Section 11(d)(i) hereof.

(j)          “Definitive Acquisition Agreement” shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding Common Shares at a meeting of stockholders with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company.”

(k)          “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(l)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)          “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(n)          “Expiration Date” shall mean the time that is the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the Close of Business on the Redemption Date and (iii) the time at which the Rights are exchanged as provided in Section 24 hereof.

(o)          “Final Expiration Date” shall mean the Close of Business on June 18, 2024.

(p)          “NASDAQ” shall mean the NASDAQ Global Market, or such NASDAQ Market as the Common Shares are listed at the time.

(q)          “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, association, syndicate or other entity, and shall include any successor (by merger or otherwise) of such Person, as well as any group under Rule 31d-5(b)(1) of the Exchange Act.

(r)          “Purchase Price” shall initially be $45.00 for each Common Share purchasable pursuant to the exercise of a Right, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof.

(s)          “Qualified Offer” means a tender offer or an exchange offer for all outstanding Common Shares at a price and on terms determined by at least a majority of the members of the Company’s board of directors, after receiving advice from one or more investment banking firms, to be (a) at price that is fair to stockholders and not inadequate (taking into account all factors that such members of the Company’s board of directors deem relevant, including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value and (b) otherwise in the best interests of the Company and its stockholders.

(t)          “Record Date” shall have the meaning set forth in the recitals hereof.

(u)          “Redemption Date” shall mean the time at which the Rights are redeemed as provided in Section 23 hereof.

(v)         “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(w)          “Right” shall have the meaning set forth in the recitals hereof.

(x)          “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(y)          “Rights Agent” shall have the meaning set forth in the preamble hereof.

(z)          “Rights Agreement” shall have the meaning set forth in the preamble hereof.

(aa)         “SEC” shall mean the United States Securities and Exchange Commission.

(bb)         “Security” shall have the meaning set forth in Section 11(d)(i) hereof.

(cc)         “Shares Acquisition Date” shall mean the first date of public announcement (including, without limitation, by a filing under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become, or that discloses information that reveals the existence of, an Acquiring Person, or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

(dd)         “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned or otherwise controlled, directly or indirectly, by such Person.

(ee)         “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(ff)         “Trust” shall have the meaning set forth in Section 24(e) hereof.

(gg)         “Trust Agreement” shall have the meaning set forth in Section 24(e) hereof.

Section 2.             Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more co-rights agents, the Company shall delivery written notice to the Rights Agent setting forth the respective duties of the Rights Agent and any co-rights agent. The Rights Agent shall not have a duty to supervise, and no event shall the Rights Agent be liable for, the acts or omissions of any such co-rights agent.

Section 3.             Issue of Right Certificates.

(a)          Until the Close of Business on the tenth (10th) Business Day following the Shares Acquisition Date, including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights (the “Distribution Date”), (A) the Rights shall be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and Rights associated with any uncertificated Common Shares shall be evidenced (subject to the provisions of Section 3(c) hereof) by the registration of such Common Shares in the Company’s share register in the names of the holders thereof (which registration shall also be deemed to be registration of ownership of the associated Rights) and not by separate Right Certificates and (B) the right to receive Right Certificates shall be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign, and the Company shall send or cause to be sent (and the Rights Agent will, if requested to do so by the Company and provided with all necessary information and documents, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right for each Common Share so held (subject to adjustment as provided herein). As of the Distribution Date, the Rights shall be evidenced solely by such Right Certificates. Until the Company provides the Rights Agent with written notice of the occurrence of the Distribution Date, the Rights Agent shall not be deemed to have knowledge of the occurrence of the Distribution Date.

(b)          As soon as practicable after the Record Date, the Company caused to be sent a copy of a Summary of Rights to Purchase Common Shares, in substantially the form attached to the Original Agreement as Exhibit B (the “Summary of Rights”), to each record holder of Common Shares as of the Close of Business on the Record Date (other than any Acquiring Person or any Related Person of any Acquiring Person) at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares. With respect to certificates for Common Shares outstanding as of the Close of Business on the Record Date, until the Distribution Date (or the earlier Expiration Date), the Rights (other than Rights that have been exchanged pursuant to Section 24 hereof) shall be evidenced by such certificates and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. With respect to uncertificated Common Shares outstanding as of the Close of Business on the Record Date, until the Distribution Date (or the earlier Expiration Date), the Rights will be evidenced by the registration of such Common Shares in the Company’s share register in the names of the holders thereof. Until the Distribution Date (or the earlier Expiration Date), the surrender for transfer of any certificate for Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares, and the registration of transfer of ownership of any uncertificated Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares the ownership of which is so transferred. Until the Company provides the Rights Agent with written notice of a Person becoming an Acquiring Person, the Rights Agent shall not be deemed to have knowledge of a Person becoming an Acquiring Person or have any duty or obligation in connection with any Person becoming an Acquiring Person.

(c)          Rights shall be issued in respect of all Common Shares which are issued (whether originally issued or from the Company’s treasury, or in connection with a transfer or exchange of Common Shares) after the Record Date but prior to the Distribution Date (or the earlier Expiration Date). Certificates representing such Common Shares shall bear the following legend (or a substantially similar legend to the same effect):

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement, dated as of June 18, 2014 by and between ProPhase Labs, Inc. (the “Company”) and the Rights Agent thereunder (as the same may be amended from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, rights issued to any Person who becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), including such rights held by a subsequent holder, may become null and void and may no longer be transferable.

In the case of any uncertificated book-entry Common Shares, the notice to the registered holder in any transaction statement or periodic statement shall bear the following legend (or a substantially similar legend to the same effect):

The registration in the share register of ProPhase Labs, Inc. (the “Company”) of the shares of common stock to which this initial transaction or subsequent periodic statement relates also evidences and entitles the registered holder of such shares to certain rights as set forth in a Rights Agreement, dated as of June 18, 2014, by and between ProPhase Labs, Inc. (the “Company”) and the Rights Agent thereunder (as the same may be amended from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by such registration. The Company will mail to the registered holder of such shares a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, rights issued to any Person who becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), including such rights held by a subsequent holder, may become null and void and may no longer be transferable.

With respect to such certificates containing the legend provided in the foregoing, until the Distribution Date (or the earlier Expiration Date), the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. With respect to such initial transaction statement or subsequent periodic statements containing the foregoing legend, until the Distribution Date (or the earlier Expiration Date), the Rights associated with such Common Shares with respect to which such statements are issued shall be evidenced solely by the registration of ownership of such Common Shares in the share register of the Company, and the registration of transfer of ownership in such share register shall also constitute the transfer of the Rights associated with such Common Shares, the ownership of which is so transferred. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired such that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

Section 4.             Form of Right Certificates. The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially in the same form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed or quoted, or of the Financial Industry Regulatory Authority, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date and shall show the date of countersignature by the Rights Agent, and on their face shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the Purchase Price set forth therein, but the number of Common Shares and the Purchase Price shall be subject to adjustment as provided herein.

Section 5.             Countersignature and Registration.

(a)          The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors and Chief Executive Officer, its Chief Financial Officer, and any of its Vice Presidents (regardless of designation), either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, or by such officers of the Company as the Board of Directors shall designate, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be an officer of the Company authorized to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

(b)          Following the Distribution Date and receipt by the Rights Agent of notice to that effect and all relevant information and documents referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for the registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

Section 6.             Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)          Subject to the provisions of Section 11(a)(ii), Section 14 and Section 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of Common Shares (subject to adjustment as provided herein) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the agency or office of the Rights Agent designated for such purpose with signatures duly guaranteed as reasonably required by the Rights Agent. The Right Certificates are transferable only on the registry books of the Rights Agent. Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the transfer of any surrendered Right Certificates until the registered holder thereof shall, in addition to having complied with any other applicable provisions hereof, have (i) duly completed and signed the certificate contained in the form of assignment set forth on the reverse side of such Right Certificate or Right Certificates, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e), 14 and 24 hereof, countersign (by manual or facsimile signature) and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation to take any action under any section of this Rights Agreement which requires the payment by a Rights holder of applicable taxes and/or charges unless and until it is reasonably satisfied that all such taxes and/or charges have been paid.

(b)          At any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Final Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof), and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) a new Right Certificate of like tenor to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated. Without limiting the foregoing, the Company may require the owner of any lost, stolen or destroyed Right Certificate, or his or her legal representative, to give the Company a bond sufficient to indemnify the Company and the Rights Agent against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Right Certificate or the issuance of any such new Right Certificate.

Section 7.             Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)          Except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby, in whole or in part, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed (with signatures duly guaranteed as reasonably required by the Rights Agent), to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, and an amount equal to any tax or charge required to be paid under Section 9(b) hereof, at any time after the Close of Business on the Distribution Date and at or prior to the time that is the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

(b)          The Purchase Price shall be payable in lawful money of the United States of America in accordance with Section 7(c) hereof.

(c)          Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certification properly completed and duly executed, accompanied by payment of the Purchase Price for the total number of Common Shares to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly: (i) (A) requisition certificates from any transfer agent of the Common Shares for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests or, in the case of uncertificated Common Shares, requisition from any transfer agent therefor a notice setting forth such number of Common Shares to be purchased for which registration will be made in the Company’s share register and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Common Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of Common Shares as are to be purchased (in which case certificates for the Common Shares represented by such receipts shall be deposited by the transfer agent of the Common Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when necessary to comply with this Rights Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof or otherwise in accordance with Section 11(a)(iii) hereof; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when necessary to comply with this Rights Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company pursuant to Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when necessary to comply with this Rights Agreement.

(d)          In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)          Notwithstanding anything in this Rights Agreement to the contrary, (i) the Rights shall not become exercisable pursuant to any provision of this Rights Agreement prior to the Distribution Date and (ii) neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall, in addition to having complied with the requirements of Section 7(a) hereof, have (A) duly and properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (B) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company as the Company or the Rights Agent shall reasonably request.

Section 8.             Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.

Section 9.             Reservation and Availability of Common Shares.

(a)          The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any Common Shares held in its treasury, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all securities delivered (or evidenced by registration in the Company’s share register) upon exercise of Rights shall, at the time of delivery of the certificates for (or the registration of) such securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(b)          The Company further covenants and agrees that it will pay when due and payable any United States federal and state taxes and any other charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares (or, if such securities are uncertificated, the registration of such securities in the Company’s share register) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Common Shares (or the registration thereof) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Common Shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s reasonable satisfaction that no such tax or charge is due.

Section 10.           Common Shares Record Date. Each Person in whose name any certificate for Common Shares is issued (or in which such securities are registered in the Company’s share register) upon the exercise of Rights shall for all purposes become the registered holder of record of such Common Shares represented thereby on, and such certificate (or registration) shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made and such shares were issued; provided, however, that if the date of such surrender and payment is a date upon which the register of holders of the Common Shares of the Company is closed, such Person shall become the registered record holder of such Common Shares on, and such certificate (or registration) shall be dated, the next succeeding Business Day on which the register of holders of Common Shares of the Company is open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.           Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)          (i)          In the event that the Company shall at any time after the date of this Rights Agreement (A) declare or pay a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its share capital in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving company), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, consolidation or reclassification, and the number and kind of shares constituting the share capital of the Company issuable upon the exercise of each Right, shall be proportionately adjusted so that the holder of one Right exercised after such time shall be entitled to receive the aggregate number and kind of shares constituting the share capital of the Company which, if such Right had been exercised immediately prior to such date and at a time when the register of holders of Common Shares of the Company was open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares constituting the share capital of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, the adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)         Subject to Section 24 hereof, at any time after the date of this Rights Agreement, in the event that any Person becomes an Acquiring Person, then, from and after the first occurrence of such event, each holder of a Right shall have a right to receive, upon exercise thereof at a price per Right equal to the then-current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable (without giving effect to this Section 11(a)(ii)), in accordance with the terms of this Rights Agreement, such number of Common Shares as shall equal the result obtained by (A) multiplying the then-current Purchase Price by the number of Common Shares for which a Right is then exercisable (without giving effect to this Section 11(a)(ii)) and dividing that product by (B) fifty percent (50%) of the then-current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of, or the date of the first public announcement of, such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights. Notwithstanding anything in this Rights Agreement to the contrary, in the event that any Person becomes an Acquiring Person, from and after the occurrence of such event, any Rights that are or were acquired or Beneficially Owned by (1) any Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (2) a transferee of any Acquiring Person (or of any such Associate or Affiliate) who becomes such a transferee after the Acquiring Person becomes an Acquiring Person or (3) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes such a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and who receives such Rights (I) with actual knowledge that the transferor is or was an Acquiring Person or (II) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement, understanding or relationship (whether or not in writing) regarding the transferred Rights or (y) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect of the avoidance of this Section 11(a)(ii), shall, in each such case, be null and void and any holder of such Rights (whether or not such holder is an Acquiring Person or an Associate or Affiliate of an Acquiring Person) shall thereafter have no right to exercise such Rights under any provision of this Rights Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3, 6, 7(d), 11(i) or otherwise hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall, upon receipt of written notice directing it to do so, be cancelled by the Rights Agent.

(iii)        If there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. If the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of other securities, or fraction thereof, such that the current per share market price of one such security multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such securities or fraction thereof.

(b)          In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares (“equivalent common shares”)) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the then-current per share market price of the Common Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares constituting the share capital of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration which, in whole or in part, shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)          In case the Company shall fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving company) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares), convertible securities, or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Common Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets, evidences of indebtedness or convertible securities so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be the then-current per share market price of the Common Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares constituting the share capital of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)          (i)          For the purpose of any computation hereunder, the “current per share market price” of any security including the Common Shares (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to but not including such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination, consolidation or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, recorded at or prior to 4:00 p.m., Easter time, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, reported at or prior to 4:00 p.m., Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or, if the Security is not listed or admitted to trading on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price at or prior to 4:00 p.m., Eastern time, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported at or prior to 4:00 p.m., Eastern time, or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices reported at or prior to 4:00 p.m., Eastern time, as furnished by a professional market maker making a market in the Security selected by the Board of Directors. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(e)          No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f)          If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares constituting the share capital of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Sections 11(a) through (c) hereof, inclusive, Sections 11(e), 11(h), 11(i) and 11(m) hereof and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Shares shall apply on like terms to any such other shares.

(g)          All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)          Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares obtained by (i) multiplying (A) the number of Common Shares covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)          The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with written notice to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days after the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)          Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder, but, nevertheless, shall represent the Rights as so adjusted.

(k)          Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

(l)	In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with written notice to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other shares constituting the share capital or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other shares constituting the share capital or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)	Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that, it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, dividends on Common Shares payable in Common Shares or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of Common Shares shall not be taxable to such holders.

(n)	In the event that, at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a split, subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, as applicable, then in any such case (A) the number of Common Shares purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of Common Shares so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12.          Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief, reasonably detailed statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares, a copy of such certificate, and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any such adjustment or event unless and until it shall have received such certificate. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or 13 hereof shall be effective as of the date of the event giving rise to such adjustment.

Section 13.          Consolidation, Merger or Sale or Transfer of Assets or Earning Power. Prior to the Redemption Date, in the event that, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company, and the Company shall be the continuing or surviving company of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for shares or other securities of any other Person (or the Company) or cash or any other property or (c) the Company shall sell, exchange, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, exchange, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, proper provision shall be made so that:

(i)	each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price per Right equal to the then-current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Rights Agreement and in lieu of Common Shares, such number of validly issued, fully paid, nonassessable and freely tradable shares of common stock of such other Person (including the Company as successor thereto or as the surviving company) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then-current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (B) fifty percent (50%) of the then-current per share market price of the common stock of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided, however, that the price per Right so payable and the number of shares of common stock so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events covered thereby occurring in respect of such shares of common stock of such other Person after the occurrence of such merger, consolidation, sale, exchange, mortgage or other transfer;

(ii)	the issuer of such common stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, exchange, mortgage or other transfer, all the obligations and duties of the Company pursuant to this Rights Agreement;

(iii)	the term “Company” shall thereafter be deemed to refer to such issuer; and

(iv)	such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its shares of common stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

(d)	The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or diminish in any material respect the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

(e)	Notwithstanding anything in this Agreement to the contrary, this Section 13 shall not be applicable to a transaction described in subparagraphs (a) and (b) of this Section 13 if (i) such transaction is consummated with a Person or Persons (or a wholly owned subsidiary of any such Person or Persons) who acquired Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares which is a Qualified Offer, (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights hereunder shall expire.

Section 14.           Fractional Rights and Fractional Shares.

(a)	The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, reported at or prior to 4:00 p.m., Eastern time, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, reported at or prior to 4:00 p.m., Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if the Rights are not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 p.m., Eastern time, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported at or prior to 4:00 p.m., Eastern time, by the NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices reported at or prior to 4:00 p.m., Eastern time, as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

(b)	The Company shall not be required hereunder to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares or to register fractional Common Shares in the Company’s share register. Fractions of Common Shares may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary agent selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of Common Shares represented by such depositary receipts. In lieu of fractional Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For the purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)	The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as expressly provided above).

(d)	The Rights Agent shall not have any duty to make a payment for fractional Rights or fractional shares unless and until the Company shall deliver to it a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments and provide to it sufficient monies to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate.

Section 15.           Rights of Action. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement. Notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the Company’s or the Rights Agent’s inability to perform any of their respective obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, judgment decree or ruling (whether interlocutory or final) issued by a court or a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 16.           Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)	prior to the Distribution Date, the Rights will not be evidenced by a Rights Certificate and will be transferable only in connection with the transfer of Common Shares;

(b)	after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with appropriate forms and certificates contained therein properly completed and duly executed; and

(c)	the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate or uncertificated Common Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17.           Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18.            Concerning the Rights Agent.

(a)	The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and expenses and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, demand, judgment, fine, penalty, claim, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Rights Agreement, including the costs and expenses of defending against any claim of liability arising therefrom or enforcing its rights hereunder.

(b)	The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted to be taken by it in connection with, its acceptance and administration of this Rights Agreement and the exercise and performance of its duties hereunder in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, but for which it has not received such notice, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice. The provisions of this Section 18 and Section 20 below shall survive the termination of this Rights Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination and the expiration of the Rights.

Section 19.            Merger or Consolidation or Change of Name of Rights Agent.

(a)	Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the share transfer or corporate trust or shareowner services powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

(b)	In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

Section 20.            Duties of Rights Agent. The Rights Agent undertakes to perform all of and only the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)	The Rights Agent may consult with legal counsel for the Rights Agent (who may be in-house counsel of the Rights Agent or external legal counsel for the Rights Agent or the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in the absence of bad faith, gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in accordance with such opinion.

(b)	Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation the identity of an Acquiring Person and the determination of any current per share market price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, the President, the Chief Executive Officer, any Vice President, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted to be taken by it in the absence of bad faith, gross negligence or willful misconduct under the provisions of this Rights Agreement in reliance upon such certificate.

(c)	The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(d)	The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. In no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including lost profits), even if the Rights Agent has been advised of the possibility or likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to three times the annual amount of fees paid by the Company to the Rights Agent.

(e)	The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be liable or responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or responsible for determining the manner, method or amount of any such adjustment set forth in the certificate delivered to it by the Company, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12 hereof, describing such change or adjustment, upon which the Rights Agent may conclusively rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or other securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)	The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g)	The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, the President, the Chief Executive Officer, any Vice President, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instruction shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted to be taken by it in the absence of bad faith, gross negligence or willful misconduct in accordance with the advice or instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such officer, and shall not be liable for any action taken, suffered or omitted to be taken by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application that any such officer shall have consented to in writing.

(h)	The Rights Agent and any affiliate, shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)	The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its officers, directors and employees) or by or through its attorneys or agents, and the Rights Agent shall not be liable, answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, any holder of Rights or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(j)	If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k)	No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent) or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 21.           Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon thirty (30) days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who or which shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the incumbent Rights Agent or registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or share transfer or shareowner services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent, including its Affiliates, a combined capital and surplus of at least $50 million or (b) an Affiliate of such a Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.           Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

Section 23.           Redemption.

(a)	The Board of Directors may, at its option, at any time prior to the Distribution Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted to reflect any share split, share combination, share dividend or similar transaction (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors, in its sole discretion, may establish. Notwithstanding anything to the contrary in this Rights Agreement, the Rights shall not be exercisable after the first occurrence of the event described in Section 11(a)(ii) hereof until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current market value at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. For the purposes of this paragraph (a), the current market value of the Common Shares shall be the closing price of an Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of redemption pursuant to this Section 23.

(b)	Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(a) hereof, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

Section 24.           Exchange.

(a)	The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Shares then outstanding.

(b)	Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange (with written notice to the Rights Agent). The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of Common Shares for Rights shall be effected and, in the event of any partial exchange, the number of Rights which shall be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c)	In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event that the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of other securities or fraction thereof (or a security with substantially similar rights, privileges, preferences, voting power and economic rights) such that the current per share market price of one such security multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such other securities or fraction thereof.

(d)	The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of an Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

(e)	Without limiting the foregoing, prior to effecting an exchange pursuant to this Section 24, the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Shares or other securities issuable pursuant to the exchange (or any portion thereof that have not theretofore been issued in connection with the exchange). From and after the time at which such shares or other securities are issued to the Trust, all shareholders then entitled to receive shares or other securities pursuant to the exchange shall be entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

Section 25.            Notice of Certain Events.

(a)	In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in shares of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of any class or any other securities, rights or options, (iii) to effect any reclassification of Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect or permit any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the voluntary liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Shares and/or Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Shares and/or Common Shares, whichever shall be the earlier.

(b)	In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26.           Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if in writing and sent by overnight courier service or first-class mail, postage prepaid, in either case, addressed (until another address is filed in writing with the Rights Agent) as follows:

ProPhase Labs, Inc.

621 N. Shady Retreat Road

Doylestown, PA 18901

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if in writing and sent by overnight courier service or first-class mail, postage prepaid, in either case, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.           Supplements and Amendments.

(a)           Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of shares of Common Stock. From and after the Distribution Date, and subject to the provisions of Section 27(b) hereof, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

(b)          Notwithstanding anything herein to the contrary, no supplement or amendment shall be made to this Agreement at a time when the Rights are not redeemable, except as contemplated by clause (i) or (ii) of Section 27(a) hereof.

(c)          For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights (and Common Shares) as contemplated hereby and to ensure that an Acquiring Person does not obtain the benefits thereof, and amendments in respect of the foregoing shall not be deemed to adversely affect the interests of the holders of Rights. The Rights Agent shall duly execute and deliver any supplement or amendment hereto requested by the Company, provided that such supplement or amendment does not adversely affect the rights, duties, immunities or obligations of the Rights Agent under this Rights Agreement.

Section 28.           Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.           Determinations and Actions by the Board of Directors.

(a)	Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company hereunder, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Rights Agreement and (ii) to make all determinations deemed necessary or advisable for the administration of this Rights Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Board of Directors acted in good faith and will be fully protected and incur no liability in reliance thereon.

(b)	A determination, approval, consent or other action of the Board of Directors shall require approval or consent of a majority of the Board of Directors.

Section 30.            Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person, other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 31.            Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, that if any such excluded terms, provisions, covenants or restrictions shall materially affect the rights, immunities, liabilities, duties, responsibilities or obligations of the Rights Agent, the Rights Agent shall be entitled to resign upon ten (10) days’ written notice to the Company.

Section 32.            Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts to be made and performed entirely within the State of Nevada; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

Section 33.            Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.            Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35.            Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed as of the day and year first above written.

PROPHASE LABS, INC.

By:	/s/ Ted Karkus
Name: Ted Karkus
Title: Chairman and Chief Executive Officer

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC

By:	/s/ Carlos Pinto
Name: Carlos Pinto
Title: Senior Vice President

[Signature Page to ProPhase Rights Agreement]

Exhibit A

Form of Right Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER JUNE 18, 2024 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

Right Certificate

ProPhase Labs, Inc.

This certifies that                             , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 18, 2014 (the “Rights Agreement”), between ProPhase Labs, Inc., a Nevada corporation (the “Company”), and American Stock Transfer & Trust company, LLC, as rights agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Eastern time, on June 18, 2024, at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one fully paid non-assessable Common Share of the Company, par value $0.0005 per share (the “Common Shares”), at a purchase price of $45.00 per one Common Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 18, 2014, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.0001 per Right or (ii) may be exchanged, in whole or in part, for Common Shares of the Company.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of

PROPHASE LABS, INC.

By:
Name:
Title:

COUNTERSIGNED:

By:
Name:
Title:

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto ____________________________________________________________________

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                    Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature:

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) at a guarantee level satisfactory to the Rights Agent. A notary public is not sufficient.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Dated:

Signature:

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights

 represented by the Right Certificate.)

To: ProPhase Labs, Inc.

The undersigned hereby irrevocably elects to exercise                    Rights represented by this Right Certificate to purchase Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security

or other identifying number: _______________________________

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number: _________________________________

(Please print name and address)

Dated:

Signature:

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) at a guarantee level satisfactory to the Rights Agent. A notary public is not sufficient.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Dated:

Signature:

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event that the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.